UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 29, 2014 (April 23, 2014)

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee	37087
(Address of Principal Executive Offices)	(Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders of Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), was held on April 23, 2014 (the “Special Meeting”). On April 29, 2014, IVS Associates, Inc., the independent inspector of elections for the Special Meeting (“IVS”), delivered its certification of final voting results for the Special Meeting to the Company. The voting results show that a total of 19,825,479 shares of the Company’s common stock, out of a total of 23,820,077 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies at the Special Meeting, and that the results for each non-binding, advisory proposal presented to shareholders at the Special Meeting are as set forth below:

1. The shareholders voted against an advisory vote regarding a proposal publicly made by Biglari Capital Corp. and its affiliates The Lion Fund II, L.P., Steak n Shake Operations, Inc., Sardar Biglari and Philip L. Cooley (collectively referred to herein as “Biglari Capital”) requesting the Board of Directors of the Company (the “Board”) to immediately pursue all potential extraordinary transactions, including the sale of the Company:

For	Against	Abstentions
*5,759,840	13,993,338	72,301

*	The Company’s proxy solicitor, MacKenzie Partners, Inc. (“MacKenzie”), has informed the Company that MacKenzie determined that Biglari Capital cast 4,737,794 votes for the adoption of proposal 1.

In addition, IVS has advised the Company that there were zero broker non-votes for proposal 1.

2. The shareholders voted against an advisory vote regarding a proposal publicly made by Biglari Capital requesting the Board to take any action necessary to amend the Tennessee Business Corporation Act to permit Biglari Capital to engage in an extraordinary transaction with the Company:

For	Against	Abstentions
*5,726,527	14,029,559	69,392

*	MacKenzie has informed the Company that MacKenzie determined that Biglari Capital cast 4,737,794 votes for the adoption of proposal 2.

In addition, IVS has advised the Company that there were zero broker non-votes for proposal 2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2014	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Lawrence E. Hyatt
	Name:	Lawrence E. Hyatt
	Title:	Senior Vice President and Chief Financial Officer